BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                            MIAMI CENTER, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400



                                                                October 17, 1997

Big Entertainment, Inc.
2255 Glades Road, Suite 237 West
Boca Raton, Florida 33431

     RE:  BIG ENTERTAINMENT, INC. (THE "COMPANY")
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), included in the Company's registration statement on Form S-3 (the "Registration Statement"). The Registration Statement is being filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on behalf of certain selling shareholders and certain other holders of securities of the Company, as named therein.

         Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Registration Statement.

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the issued and outstanding Shares included in the Registration Statement are, and the Shares underlying the Placement Agent's Warrants, Convertible Debentures and Debenture Warrants when issued as

Big Entertainment, Inc.
October 17, 1997
Page 2

described in the Registration Statement, will be, duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar, as amended (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the section captioned "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.


Very truly yours,


/s/ BROAD AND CASSEL
------------------------
Broad and Cassel